Exhibit 99.1

NEWS RELEASE

For Immediate Release
Investor Contact: Dave Prichard 262-636-8434 d.a.prichard@na.modine.com
Media Contact: Lori Stafford 262-636-1001 l.stafford@na.modine.com

Modine Announces $300 Million of Expected Net New Business Through 2010 and Reiterates Fiscal 2006 EPS Guidance at Investor Conference

Las Vegas, NV, November 1, 2005 - Modine Manufacturing Company (NYSE: MOD), a diversified world leader in thermal management solutions and technology, today updated and brought forward its net new business figure, announcing $300 million of expected net new original equipment (OE) business over the next five years. The Company also reiterated its fiscal 2006 diluted earnings per share guidance during a presentation at the Gabelli & Company 29th Annual Automotive Aftermarket Symposium here this morning.
“As a result of our strong technology focus, extensive new product pipeline and expanding global customer partnerships, we expect to generate about $300 million of net new OE business between our current fiscal year 2006 and 2010,” said David Rayburn, Modine President and Chief Executive Officer. “Significant contributors are new diesel engine programs and products, along with additional content per engine, all triggered by more stringent global emission regulations.”
“This new OE business, which represents the net amount after known program losses are deducted, is about 60% heavy-duty - including medium and heavy-duty truck, agriculture and construction - with the balance in automotive and light truck, primarily in Europe and Asia,” Rayburn told investors at the conference and those participating by Webcast. “We believe this balanced business split reflects the advantages of our global market diversification strategy.”
He noted that this year’s net new business figure is slightly below the $330 level announced last year primarily because the Company launched nearly $90 million of new business in fiscal 2005 alone, coupled with a recent decision to forego renewal of an automotive engine cooling module supply program. “Our global market and customer diversification strategy allows us to be selective with our business opportunities and maintain acceptable profit margins,” Rayburn said.
He noted that the Company expects a significant portion of the net new business launches to occur between 2007 and 2010, the years in which more rigid emission regulations take effect in North America and Europe.
“Importantly, our net new business is expected to provide balanced growth for us in North America and Europe,” Rayburn told investors at the conference and those listening by Webcast. “For the first time, though, about 16 percent of our net new business is being generated from our Asian operations. This is the direct result of our acquisition in the summer and fall of 2004 of the Automotive Climate Control division of WiniaMando in Korea and China. The new Asian business confirms the importance of our new geographic footprint and the growth we expect in that region in the years ahead.”
Rayburn also reaffirmed the Company’s current fiscal year guidance for diluted earnings per share from continuing operations.
“For fiscal 2006, we continue to expect diluted earnings per share growth from continuing operations in the high single-digit to more likely the low double-digit range compared with $1.79 from continuing operations reported in fiscal 2005, along with higher returns and increasing operating cash flow,” said Rayburn. “Given the $1.01 per share earned in the first half, this would suggest a second half that is roughly comparable.”
“We also expect fiscal 2006 revenues from continuing operations to be in the range of $1.6 billion, compared with $1.34 billion in fiscal 2005,” said Rayburn. “Our top-line organic growth has been augmented by the positive impacts of our acquisitions over the past 15 months.”
Rayburn also reviewed Modine’s long-term financial performance goals announced in November 2004, which are designed to position the Company as a leading, diversified manufacturing company and provide the framework for formulating its business plans and senior management incentive programs. They are:
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Generate a return on average capital employed, or ROACE, of 11% to 12% through a cycle. At the end of the second quarter of fiscal 2006, Modine’s ROACE had reached 11.1%, above the cost of capital of 10.5%. Through the cycle means that during periods of strong performance, Modine expects to return above 11% to 12% while, during cyclical downturns, the return would likely fall below that level.

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Maintain a total debt to capital ratio below 40% while searching for additional, accretive acquisitions and joint ventures by geography or product line. Modine’s strong balance sheet currently reflects a debt to capital ratio of only about 23%.

•	Maintain a dividend payout ratio of 35% to 45%. The dividend payout ratio for the trailing four quarters is about 33%. Dividends remain a key component of Modine total shareholder return.
He added that the Company was making steady progress in its share buyback program, having repurchased 1,046,700 shares of common stock for cancellation at an average price of $34.50, or a total of about $36.1 million, through October 28, 2005. Modine has completed more than half of the 5% share buyback, or about 1.7 million shares, authorized by its Board of Directors in mid-May 2005. This authorization also included an anti-dilution repurchase provision designed to offset the potential impact of the Company’s stock-based incentive compensation plans.
Stressing the Company’s singular and historic focus on thermal management, Rayburn reviewed Modine’s market and product positions in powertrain cooling, engine products, passenger thermal comfort, building HVAC&R (heating, ventilation, air conditioning and refrigeration), electronics cooling, and fuel cells.
“We continue to deal with challenging business conditions but we also have a number of positive factors that are impacting our performance as well,” he noted. “Our focus remains on increasing business with existing customers, while attracting new, technology-driven OE customers in multiple global markets with high quality, differentiated products, exceptional service and new technology offerings.”
Founded in 1916 and with projected fiscal 2006 revenues from continuing operations of approximately $1.6 billion, Modine specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, HVAC (heating, ventilating, air conditioning) equipment, industrial equipment, refrigeration systems, fuel cells, and electronics. Based in Racine, Wisconsin, the Company has more than 8,200 employees at 35 facilities in 15 countries worldwide. For information about Modine, visit www.modine.com.
This news release contains statements, including information about future financial performance, accompanied by phrases such as “believes,”“estimates,”“expects,”“plans,”“anticipates,”“will,”“intends,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine’s actual results, performance or achievements may differ materially from those expressed or implied in these statements, because of certain risks and uncertainties, which are identified on page 36 of the Company’s 2005 Annual Report to Shareholders and other recent Company filings with the Securities and Exchange Commission. Specifically, this news release contains forward-looking statements regarding the benefits of recent acquisitions, anticipated incremental business, the share repurchase program, and continuing market strength. These forward-looking statements are particularly subject to a number of risks and uncertainties, including international economic changes and challenges; market acceptance and demand for new products and technologies; and the ability of Modine to integrate the acquired operations and employees in a timely and cost-effective manner. These statements are also subject to the ability of Modine, its customers and suppliers to achieve projected sales and production levels; and unanticipated product or manufacturing difficulties.

Modine does not assume any obligation to update any of these forward-looking statements.

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